Exhibit 10.11.1

AMENDMENT NUMBER ONE
TO
PROMISSORY NOTE - NON-NEGOTIABLE

THIS AMENDMENT NUMBER ONE TO PROMISSORY NOTE - NON-NEGOTIABLE, dated as of August __, 2007, is hereby executed and delivered by Osage Exploration and Development, Inc., a Delaware corporation (the “Company”), and ____________ (“Borrower”).

RECITALS

A. The Company has provided Borrower with a loan (the “Loan”) that is evidenced by a Promissory Note - Non-Negotiable dated December __, 2006 in the original principal amount of $______ (the “Note”), and Borrower has utilized the proceeds thereof to purchase certain shares (“Shares”) of common stock from the Company.

B. The Company required, and Borrower agreed, at the time of the Loan, that the payment obligations of Borrower under the Note are to be secured by a pledge of the Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Borrower agree as follows:

1. The following paragraph is hereby added at the end of the Note to memorialize the agreement of the parties (to follow paragraph three):

“This note is secured by a pledge of certain shares of common stock issued to the Borrower represented by certificate no. __ (the “Certificate”) which Certificate shall be held by the Company as security for payment of all amounts due hereunder.”

2. There are no amendments intended to be made to the Note other than as expressly stated in Section 1 above and, except as expressly stated in Section 1 above, the Note, and each and every provision thereof, shall remain in full force and effect.

3. Borrower shall cause a counterpart original of this Amendment Number One to be securely attached to the original of the Note.

4. Borrower acknowledges that, in connection with the preparation of this Amendment Number One, and all related matters, McConnell, Dunning & Barwick LLP (“MD&B”) has represented only the Company, and has not acted as counsel to Borrower. Borrower further acknowledges that he has been advised to seek independent legal counsel for advice regarding the terms and provisions of this Amendment Number One and related matters, and has either obtained such advice of independent legal counsel, or has voluntarily and without compulsion elected to enter into this Amendment Number One without such advice of independent legal counsel.

“COMPANY”	“BORROWER”

OSAGE EXPLORATION AND
DEVELOPMENT, INC.

By:_________________________	_______________________________
[insert name]
Its:_________________________